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                                                                    EXHIBIT 99.1

January 6, 2000

Media:     John Sousa
           (713) 507-3936

Analyst:   Margaret Nollen
           (713) 767-8707

          DYNEGY SAYS THE NEW YORK TIMES AD PRINTED PREMATURELY

HOUSTON (Jan 6, 2000)-Dynegy Inc. today announced that The New York Times prematurely printed in the January 6 edition an advertisement announcing the close of the Dynegy-Illinova merger. As Dynegy previously announced on December 27, 1999 the merger is expected to close in mid-January.

Until the merger is completed, Dynegy will trade under the stock symbol NYSE:
DYN and Illinova will continue to trade under the stock symbol NYSE: ILN.